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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the Prospectus constituting part of this Post-Effective Amendment to Registration Statement on Form SB-2 (file number 333-30721) of our report dated December 23, 1997, on our audits of the consolidated financial statements of Multimedia Games, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "EXPERTS" and "SELECTED FINANCIAL DATA."


COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma

January 26, 1998